UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2008

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26887		77-0396307
(Commission File Number)		(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA		94085
(Address of Principal Executive Offices)		(Zip Code)

(408) 616-4000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

1.           2009 Bonus Plan

On December 22, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Silicon Image, Inc. (the “Registrant”) approved the Silicon Image, Inc. Employee Bonus Plan for Fiscal Year 2009 (the “Bonus Plan”).

The Bonus Plan provides incentives to certain executive and non-executive employees and is designed to promote achievement of the Registrant’s financial performance goals for the year ending December 31, 2009.  The terms of the Bonus Plan grant the Committee exclusive authority to designate which employees may participate in the Bonus Plan (“Participants”), excluding employees who are eligible to participate in any incentive plan available to sales or business development personnel.  In addition, Participants must complete all mandatory training(s) within the requisite time periods in order to be eligible to receive payment of a bonus.

Under the terms of the Bonus Plan, the Registrant will fund a cash bonus pool of approximately $3,200,000 on June 30, 2009 (a “Bonus Pool Funding Date”) if:

•
Actual revenue for the semiannual period ending June 30, 2009 equals or exceeds 100% of the planned revenue (“Plan Revenue”) established in the 2009 Annual Operating Plan approved by the Board of Directors (“Annual Operating Plan”) for such period; and

•
Operating income determined in accordance with generally accepted accounting principles less stock-based compensation expense, amortization of intangible assets and such other extraordinary items as may be determined by the Committee (“Non-GAAP Operating Income”) for the semiannual period ending June 30, 2009 equals or exceeds 100% of the planned Non-GAAP Operating Income established in the Annual Operating Plan (the “Plan Non-GAAP Operating Income”) for such semiannual period.

Additionally, the Registrant will fund a cash bonus pool of approximately $3,200,000 on December 31, 2009 (a “Bonus Pool Funding Date”) if:

•	Actual revenue for the semiannual period ending December 31, 2009 equals or exceeds 100% of the Plan Revenue established in the Annual Operating Plan for such period; and

•
(A) Non-GAAP Operating Income for the semiannual period ending December 31, 2009 divided by (B) the actual revenue for such semiannual period (“Non-GAAP Operating Margin Percentage”) equals or exceeds 100% of the planned Non-GAAP Operating Margin Percentage established in the Annual Operating Plan (the “Plan Non-GAAP Operating Margin Percentage”) for such semiannual period.

Alternatively, if the Registrant does not fund a bonus pool on the June 30, 2009 Bonus Pool Funding Date due to not having achieved the required financial performance criteria as described above, the Registrant will fund a cash bonus pool of approximately $6,400,000 on the December 31, 2009 Bonus Pool Funding Date instead of the $3,200,000 referenced above if:

•
A bonus pool is not funded on the June 30, 2009 Bonus Pool Funding Date due to the Registrant’s failure to achieve 100% of Plan Revenue or 100% of Plan Non-GAAP Operating Income or both for the semiannual period ending on June 30, 2009;

•	Actual revenue for the fiscal year ended December 31, 2009 equals or exceeds 100% of the Plan Revenue established in the Annual Operating Plan for such period; and

•
Non-GAAP Operating Margin Percentage for the fiscal year ended December 31, 2009 equals or exceeds 100% of the Plan Non-GAAP Operating Margin Percentage established in the Annual Operating Plan for such period.

Moreover, in the event that the Registrant’s financial performance for 2009 with respect to revenue and Non-GAAP Operating Margin Percentage exceeds 100% of the Plan Revenue and Plan Non-GAAP Operating Margin Percentage established in the Annual Operating Plan for the full fiscal year, then the Registrant will fund on the December 31, 2009 Bonus Pool Funding Date a cash bonus pool in the amount of approximately $8,500,000 less any cash bonus pool funded on the June 30, 2009 Bonus Pool Funding Date (in lieu of any cash bonus pools referenced above to be funded on the December 31, 2009 Bonus Pool Funding Date) if:

•	Actual revenue for the fiscal year ended December 31, 2009 equals or exceeds 109% of the Plan Revenue established in the Annual Operating Plan for such period; and

•
Non-GAAP Operating Margin Percentage for the fiscal year ended December 31, 2009 equals or exceeds 125% of the Plan Non-GAAP Operating Margin Percentage established in the Annual Operating Plan for such period.

Semiannual bonus pools of approximately $3,200,000, or approximately $6,400,000 in the aggregate, represent 75% of the aggregate amount of the target bonuses of those employees who are expected to be Participants in the Bonus Plan, while an aggregate cash Bonus pool of approximately $8,500,000 represents 100% of the aggregate amount of the target bonuses of those employees who are expected to be Participants in the Bonus Plan.  Therefore, if the Registrant achieves 100% of the Plan Revenue and Plan Non-GAAP Operating Margin Percentage established in the Annual Operating Plan, Participants in the Bonus Plan will receive 75% of their target bonuses; and, if the Registrant achieves 109% of the Plan Revenue and 125% of the Plan Non-GAAP Operating Margin Percentage established in the Annual Operating Plan, Participants in the Bonus Plan will receive 100% of their target bonuses.

The actual amount of a cash bonus pool on a Bonus Pool Funding Date shall be a function of (i) the Registrant’s financial performance with respect to actual revenue, Non-GAAP Operating Income and Non-GAAP Operating Margin Percentage, as the case may be, compared to the Annual Operating Plan and (ii) the actual Participants participating in the Bonus Plan as of each Bonus Pool Funding Date and such Participants’ target Bonuses.   In the event that the Registrant’s performance with respect to revenue and Non-GAAP Operating Margin Percentage falls in between the targets established in the Annual Operating Plan and the targets established by the Bonus Plan for the payment of 100% of target bonuses, the actual bonus amounts will be calculated pro rata on a straight line basis.

The Committee has exclusive authority to determine the amount of each Participant’s target bonus and the actual amount payable to each Participant, and may amend or terminate the Bonus Plan at any time.  The amounts of bonuses, if any, allocable to individual executive employees will be determined by the Committee in its sole discretion. The amounts of bonuses, if any, allocable to individual non-executive employees will be determined by the Registrant’s management and submitted to the Committee for approval. The amounts of individual bonuses may be less than, equal to or greater than target bonus levels for the individual’s employee level.

The Compensation Committee has also approved target bonus levels (the “Target Bonus Levels”) for executive participants under the Bonus Plan, subject to the terms and conditions of the Bonus Plan. The Target Bonus Levels are by employee position or title and indicate a percentage that would apply to the respective employee’s base salary (as of December 31, 2009) for bonus calculation purposes under the Bonus Plan. A summary of the Target Bonus Levels for executive participants in the Bonus Plan follows.

     Target Bonus Levels for Executives under the Bonus Plan

Position/Title	Target Bonus Level
Chief Executive Officer	100% of base salary
Chief Financial Officer, Chief Operating Officer,	50% of base salary
Chief Technology Officer, Chief Legal Officer	45% of base salary
Vice President	40% of base salary

The Target Bonus Levels and bonus amounts payable are subject to the terms and conditions of the Bonus Plan.

2.           Transitional Agreement with Hyun Jong Shin

On October 6, 2008, the Registrant entered into a Transitional Employment and Severance Agreement (the “Transitional Agreement”) with Hyun Jong (John) Shin, the Registrant’s Vice President, Strategic Technology Initiatives and former Vice President, Engineering and a named executive officer in the Registrant’s proxy statement for its 2008 Annual Meeting of Stockholders.  The Registrant and Mr. Shin have agreed that he will continue in his current capacity during a transitional period from September 3, 2008 through July 31, 2009, unless earlier terminated for cause or extended by mutual agreement (the “Transitional Period”).  Under the terms of the Transitional Agreement, Mr. Shin will continue to receive payment of his current base salary, will continue to vest in his existing equity awards, and will continue to participate in applicable employee benefit plans, until the conclusion of the Transitional Period. Upon the conclusion of the Transitional Period (or upon Mr. Shin’s earlier termination of his employment), and subject to Mr. Shin’s delivery to the Registrant of a signed general release of claims in favor of the Registrant, Mr. Shin will be entitled to a severance payment equal to his base salary for the remainder of the Transitional Period plus seven-twelfths of 40% of his current yearly base salary. In addition, if Mr. Shin terminates his employment prior to the conclusion of the Transitional Period, the Registrant will pay his COBRA insurance premiums during the remainder of the Transitional Period, should Mr. Shin timely elect to continue group health coverage under COBRA.

The Separation Agreement contains certain other provisions, including agreements by Mr. Shin to continue to comply with the terms of his Employee Inventions and Confidentiality Agreement and to return all of the Registrant’s property and confidential and proprietary information in his possession to Registrant at the conclusion of the Transitional Period and not to solicit any of the Registrant’s employees for a period of eighteen months and not to interfere in any customer or client relationship.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 29, 2008                                                                                SILICON IMAGE, INC.

By:  /s/ Edward Lopez
        Edward Lopez
        Chief Legal Officer